Exhibit 99.1

PRESS RELEASE

October 20, 2004

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2004 Third Quarter Financial Results

ENGELHARD, N.C.- ECB Bancorp, Inc. (NASDAQ: ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2004.

2004 First Nine Months Financial Highlights

•	Net income rose 10.05% for the nine months ended September 30, 2004 to $3,363,000, or $1.65 per diluted share, generating an annualized ROAA of 0.94% and an annualized ROAE of 14.55%, compared to net income for the nine months ended September 30, 2003 of $3,056,000, or $1.50 per diluted share, generating an annualized ROAA of 1.01% and an annualized ROAE of 13.57%. For the 2004 third quarter, net income rose 12.42% year-over-year to $1,168,000, or $0.57 per diluted share, generating an annualized ROAA of .94% and an annualized ROAE of 15.20%, compared to net income for the 2003 third quarter of $1,039,000, or $0.51 per diluted share, generating an annualized ROAA of .99% and an annualized ROAE of 13.80%.

In both periods, the recent Federal Funds rate increases implemented by the Federal Reserve assisted in easing the pressure on the bank’s net interest margin.

•	Net interest income rose 8.48% to $12,354,000 in the first nine months of 2004 from the year ago period. For the 2004 third quarter, net interest income rose 13.05% from the 2003 third quarter.

•	Consolidated assets increased 20.66% to $506,168,000 at September 30, 2004 from $419,490,000 at September 30, 2003.

•	Loans increased 23.62% to $332,355,000 at September 30, 2004 from $268,855,000 at September 30, 2003.

•	Deposits increased 26.33% to $415,185,000 at September 30, 2004 from $328,657,000 at September 30, 2003.

•	Non-interest income rose 14.03% to $4,810,000 in the first nine months. For the 2004 third quarter, non-interest income decreased 0.60% to $1,485,000 from the 2003 third quarter.

•	Declared quarterly dividend of $0.1425 per share, a 14% increase, or $0.57 per share on an annualized basis.

2004 First Nine Months Strategic Plan Highlights

Strategic investments continue to lay the foundation for future growth:

•	Construction of a new 12,300 square foot Corporate Headquarters and branch in Engelhard, to replace the outmoded facility, on track for anticipated opening by the end of 2004.

•	Opened 20th full-service and fully-staffed branch in Wilmington on June 28, 2004, replacing existing loan production office.

•	Completed renovation and expansion of full-service branch in Nags Head.

•	Purchased additional land for renovation and expansion of full-service branch in Southern Shores.

Arthur H. Keeney, III, President and Chief Executive Officer, stated: “We are pleased to report that ECB completed another fine quarter. Our solid performance in the quarter and for the first nine months of 2004 also underscores the continued successful implementation of our core strategies: grow the loan portfolio while maintaining high asset quality, grow core deposits, increase non-interest income, control expenses, and make strategic investments in new and existing communities which will result in increased shareholder value.

“Demand remained strong for our loan products. Loan quality remained well above average as our loan portfolio increased 23.62% to $332,355,000 at September 30, 2004 compared to September 30, 2003. This increase in loan demand is due, in part, to businesses that are opening in our markets to take advantage of opportunities in our coastal communities where growth is being driven by a combination of increased tourism and an influx of retirees. We also continued to attract deposits, which increased 26.33% to $415,185,000 at September 30, 2004 compared to September 30, 2003. This increase in deposits, combined with our strong capital position, allowed us to increase our consolidated assets 20.66% to $506,168,000 while maintaining strong asset quality.

“We are pleased to report that non-interest income for the nine months ended September 30, 2004 increased 14.03% to $4,810,000. As the community bank for eastern North Carolina, we believe that the strength of ECB’s approach lies in our ability to bring the personal touch of ECB’s community banking to our customers and communities by offering products and services that meet their banking needs, including fee-based products and services, and a wide variety of mortgage options, insurance and investment products.

“ECB continued to make strategic investments in its future during the first nine months of 2004. Our newest full-service branch in Wilmington opened June 28th and is exceeding expectations. In the past year, we have also opened branches in Morehead City and Williamston, which are performing well. Additionally, we recently completed the renovation and expansion of our branch in Nags Head which will allow us to service more customers on a timely basis. In August, we purchased additional property in Southern Shores next to our existing branch in order to undertake another significant existing branch expansion project in 2006.

“Looking ahead, we remain optimistic that 2004 will be another good year for ECB as we continue to focus on organic growth. Our efforts to date have been centered around building strong relationships and hiring and motivating exceptional people. Our company is positioned to take advantage of opportunities in the various markets we serve.

“It is our conviction that our proven emphasis on high asset quality, strong capital and prudent reserves will continue to be the bedrock of our success. We are advancing on a path of solid profitability guided by prudent and conservative operating strategies. Excellence in Community Banking (ECB) and building value for our shareholders remain our top priorities.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

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